UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 23, 2019

McDONALD’S CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	1-5231	36-2361282
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 North Carpenter Street
Chicago, Illinois
(Address of Principal Executive Offices)
60607
(Zip Code)

(630) 623-3000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	MCD	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 23, 2019, the Board of Directors (the “Board”) of McDonald’s Corporation (the “Company”) amended and restated the By-Laws of the Company (the “Amended and Restated By-Laws”), effective immediately, to eliminate a specific range of the number of Directors on the Board and, instead, defer to the range in the Company’s Certificate of Incorporation (the “Certificate”). The amendment to the Amended and Restated By-Laws was required due to the amendment to the Company’s Certificate to lower the authorized range of the number of Directors on the Board to 7 - 15 Directors.

The description of the amendment to the Amended and Restated By-Laws is qualified in its entirety by reference to the text of the Amended and Restated By-Laws, which is attached hereto as Exhibit 3 and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The following is a brief description of each matter voted upon at the Company's Annual Shareholders’ Meeting held on May 23, 2019, as well as the number of votes cast with respect to each matter.

Each of the eleven Directors proposed by the Company were re-elected by the following votes to serve until the Company's 2020 Annual Shareholders' Meeting or until his or her respective successor has been elected and qualified. The voting results were as follows:

Director Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Lloyd Dean	525,969,895	2,785,733	987,523	125,715,020
Stephen Easterbrook	521,726,095	7,155,661	861,395	125,715,020
Robert Eckert	513,481,160	15,288,760	973,231	125,715,020
Margaret Georgiadis	527,265,385	1,686,209	791,557	125,715,020
Enrique Hernandez, Jr.	514,470,800	14,328,284	944,067	125,715,020
Richard Lenny	516,497,739	12,260,311	985,101	125,715,020
John Mulligan	526,111,166	2,618,623	1,013,362	125,715,020
Sheila Penrose	517,168,127	11,786,171	788,853	125,715,020
John Rogers, Jr.	504,454,044	24,337,681	951,426	125,715,020
Paul Walsh	434,146,474	94,577,991	1,018,686	125,715,020
Miles White	333,284,139	194,643,267	1,815,745	125,715,020

The proposal regarding an advisory vote to approve the compensation awarded to the Company's named executive officers for 2018 was approved by shareholders. The votes on this matter were as follows: 499,719,697 votes for; 27,184,070 votes against; 2,839,384 abstentions; and 125,715,020 broker non-votes.

The proposal regarding an advisory vote to approve the appointment of Ernst & Young LLP to serve as independent auditor for 2019 was approved by shareholders. The votes on this matter were as follows: 630,022,276 votes for; 24,022,942 votes against; and 1,412,953 abstentions. There were no broker non-votes on this matter.

The proposal to approve an amendment to the Company's Certificate to lower the authorized range of the number of Directors on the Board to 7 – 15 Directors was approved by shareholders. The votes on this matter were as follows: 524,203,702 votes for; 4,048,344 votes against; 1,491,105 abstentions; and 125,715,020 broker non-votes.

The proposal regarding an advisory vote on a shareholder proposal requesting the ability for shareholders to act by written consent was not approved by shareholders. The votes on this matter were as follows: 223,607,468 votes for; 302,119,182 votes against; 4,016,501 abstentions; and 125,715,020 broker non-votes.

Item 7.01.  Regulation FD Disclosure.

On May 23, 2019, the Company issued an Investor Release announcing that on the same day the Board declared a quarterly cash dividend. A copy of the Investor Release is attached as Exhibit 99 to this Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

3	By-Laws of McDonald's Corporation, as amended and restated effective May 23, 2019

99	Investor Release of McDonald's Corporation issued May 23, 2019: McDonald's Announces Quarterly Cash Dividend

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McDONALD’S CORPORATION
(Registrant)

Date:	May 30, 2019	By:	/s/ Denise A. Horne
Denise A. Horne
Corporate Vice President, Associate General Counsel and Assistant Secretary